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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                             MERCHANTS GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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                             MERCHANTS GROUP, INC.
MERCHANTS LOGO                  250 Main Street
                            Buffalo, New York 14202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1999

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Merchants Group, Inc. (the "Company") will be held at the Company's offices at 250 Main Street, Buffalo, New York, on Wednesday, May 5, 1999 at 9:00 a.m., Buffalo time, for the following purposes:

     1. To elect two directors for a term of three years.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The prompt return of your proxy will avoid delay and save the expense involved in further communication. You may revoke the proxy any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person at the meeting.

                                          By Order of the Board of Directors

                                          ROBERT M. ZAK
                                          Senior Vice President and
                                          Chief Operating Officer

     Date: March 31, 1999

   STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                               March 31, 1999

                             MERCHANTS GROUP, INC.
                                250 Main Street
                            Buffalo, New York 14202

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1999

     The following information is furnished in connection with the Annual Meeting of Stockholders of Merchants Group, Inc. (the "Company") to be held at the Company's offices at 250 Main Street, Buffalo, New York, on May 5, 1999 at 9:00 a.m., Buffalo time (the "Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1998 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained from the Company's Secretary, 250 Main Street, Buffalo, New York 14202. This Proxy Statement will first be sent to stockholders on or about March 31, 1999.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person.

     The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview or telephone, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of Common Stock, $.01 par value ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on March 12, 1999. On that date there were 2,829,152 Shares outstanding, entitled to one vote each. A majority of the outstanding Shares, present in person or by proxy, will constitute a quorum at the Meeting regardless of whether a broker with discretionary voting authority fails to exercise its discretionary voting authority with respect to any particular matter. Abstentions, broker non-votes and withheld votes will be considered as being present at the Meeting. The vote of a plurality of Shares present at the

Meeting is required for election of directors, which is the only matter scheduled to be voted on at the Meeting. For voting purposes, all votes cast "for," "against," or "withhold authority" will be counted in accordance with the instructions as to each item. Broker non-notes will not be counted for any item.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Company believes that the following persons and groups were the beneficial owners of more than 5% of the outstanding Shares as of March 12, 1999.

                   NAME AND ADDRESS OF                       NUMBER OF SHARES      PERCENT
                    BENEFICIAL OWNER                       BENEFICIALLY OWNED(1)   OF CLASS
                   -------------------                     ---------------------   --------
Marvin C. Schwartz.......................................          289,200(2)        10.2%
  605 Third Avenue
  New York, New York 10158
Brent D. Baird and others................................          282,100(3)        10.0%
  1350 One M&T Plaza
  Buffalo, New York 14203
Franklin Resources, Inc..................................          258,300            9.1%
  777 Mariners Island Blvd
  San Mateo, California 94404
Merchants Mutual Insurance Company.......................          255,000(4)         9.0%
  250 Main Street
  Buffalo, New York 14202
John D. Weil.............................................          234,000            8.3%
  200 N. Broadway
  St. Louis, Missouri 63102
Tweedy, Browne Company L.P...............................          228,420(5)         8.1%
  52 Vanderbilt Avenue
  New York, New York 10017
Kahn Brothers Co., Inc...................................          156,775(6)         5.5%
  555 Madison Avenue
  New York, New York 10022
Donald Smith & Co., Inc..................................          155,000            5.5%
  East 80, Route 4
  Paramus, New Jersey 07652

---------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each person has sole voting and investment power with respect to the Shares indicated.

(2) Based on a Schedule 13D most recently amended on May 6, 1996, which indicated Mr. Schwartz had sole voting and dispositive power with respect to 211,700 Shares and shared dispositive power with respect to 77,500 Shares.

(3) Based on information provided by Brent D. Baird, which updated an amended
    Schedule 13D filed on March 30, 1995 by Mr. Baird, members of the Baird family, persons with personal relationships with members of the Baird family, and entities owned or controlled by the Baird family.

(4) Merchants Mutual Insurance Company ("Mutual") operates its business in conjunction with the Company and Merchants Insurance Company of New Hampshire, Inc. ("MNH"), the Company's wholly-owned subsidiary. See "Management Agreement."

(5) Based on a Schedule 13D most recently amended on August 11, 1998, which indicated Tweedy, Browne Company L.P. ("TBC") had sole voting power with respect to 219,114 Shares and shared dispositive power with respect to all these Shares. Does not include a total of 8,600 Shares beneficially owned by partnerships in which certain partners of TBC are also partners, in which TBC disclaims beneficial ownership.

(6) Based on a Schedule 13G dated February 5, 1997, which indicated Kahn Brothers & Co., Inc. had shared dispositive power but no voting power with respect to these Shares.

     The Company is subject to statutes governing insurance holding company systems. Under the terms of the applicable New Hampshire statute, any person or entity desiring to effect an acquisition of the Company's securities that would result in that person or entity owning 10% or more of the Company's outstanding voting securities would be required to obtain the approval of the New Hampshire Insurance Department prior to the acquisition.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the Shares beneficially owned as of March 12, 1999 (unless otherwise indicated) by each director and nominee for election as director and each executive officer listed in the Summary Compensation Table. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.

                                                           NUMBER OF SHARES        PERCENT
                         NAME                            BENEFICIALLY OWNED(1)   OF CLASS(2)
                         ----                            ---------------------   -----------
Andrew A. Alberti......................................               0                --
Brent D. Baird.........................................         282,100(3)           9.97%
Frank J. Colantuono....................................           1,000               .04%
Richard E. Garman......................................          92,000(4)           3.25%
Henry P. Semmelhack....................................           1,700               .06%
Robert M. Zak..........................................          20,335(5)            .72%
Edward M. Murphy.......................................           8,850(6)            .31%
Kenneth J. Wilson......................................             800               .03%
Directors and officers as a group......................         406,785             14.38%

---------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each person has sole voting and investment power with respect to the Shares indicated.

(2) Percentage calculations for each individual and group in the table are based on 2,829,152 Shares outstanding plus any Shares such person or the person in such group has the right to acquire within 60 days of the date of this Proxy Statement under the Merchants Group, Inc. 1986 Stock Option Plan, as amended (the "Option Plan").

(3) See note 3 to table under "Security Ownership of Certain Beneficial Owners."

(4) Includes 80,000 Shares owned by a corporation of which Mr. Garman is chief executive officer and majority shareholder.

(5) Includes 10,625 Shares that Mr. Zak has the right to acquire under the Option Plan within 60 days of the date of this Proxy Statement and 1,110 Shares held by the Merchants Mutual Supplemental Executive Retirement Plan for the benefit of Mr. Zak.

(6) Includes 6,000 Shares that Mr. Murphy has the right to acquire under the Option Plan within 60 days of the date of this Proxy Statement and 250 Shares held by his spouse, in which he disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The Company's Certificate of Incorporation provides that the number of directors of the Company shall be not less than five and not more than fifteen and that the directors shall be divided into three classes, each class containing as nearly equal a number of directors as possible, with one class standing for election each year. The Board has set the number of directors at six.

     The directors recommend a vote FOR the two directors standing for election listed below. Except where authority to do so has been withheld, it is the intention of the persons named in the accompanying form of proxy to vote at the Meeting FOR these nominees. Although the directors do not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The following table sets forth information regarding directors standing for election and directors whose terms continue beyond the Meeting:

        NAME, POSITION AND                              PRINCIPAL OCCUPATION AND BUSINESS
     TENURE WITH THE COMPANY          AGE                 EXPERIENCE FOR PAST FIVE YEARS
     -----------------------          ---               ---------------------------------
                    DIRECTOR STANDING FOR ELECTION FOR A TERM EXPIRING IN 2002
Andrew A. Alberti                      52    President of Cross River International, Inc., an
  Director since                             insurance management consulting firm, since 1993;
  January 29, 1998                           President of Hanover Management Services Inc., an
                                             insurance management consulting firm from 1989 to 1993;
                                             various positions in the New York Insurance Department
                                             Liquidation Bureau from 1973 to 1988.

Frank J. Colantuono                    50    President and Chief Executive Officer of Independent
  Director since 1994                        Health Association, Inc. (a health maintenance
                                             organization)
                                DIRECTORS WHOSE TERMS EXPIRE IN 2000
Henry P. Semmelhack                    62    President, Chief Executive Officer and Chairman of
  Director since 1987                        Barrister Information Systems Corporation (a computer
                                             software and services company)
Robert M. Zak                          41    President and Chief Executive Officer of MNH and Mutual
  Chief Operating Officer                    since November 1, 1995; Senior Vice President of MNH and
  since July 1, 1995,                        Mutual from 1992 to 1995; Chief Financial Officer of the
  Senior Vice President since                Company, MNH and Mutual from 1991 through 1996; Vice
  1992,                                      President -- Financial Services of MNH and Mutual from
  Secretary since 1990 and                   1989 through 1996; Secretary of MNH and Mutual from 1990
  Director since 1994                        through November 1, 1995.
                                DIRECTORS WHOSE TERMS EXPIRE IN 2001
Brent D. Baird                         60    Private investor since 1991; limited partner of Trubee,
  Director since 1995 and                    Collins & Co. (member firm of New York Stock Exchange,
  President and Chief Executive              Inc.) from 1983 to 1991.
  Officer
  since July 1, 1995
Richard E. Garman                      68    President and Chief Executive Officer of A.B.C. Paving
  Director since 1987                        Company (a construction company).
  and Chairman of the Board
  since July 1, 1995

OTHER DIRECTORSHIPS

     The nominees to and members of the Company's Board of Directors who will continue to serve as directors after the Meeting serve on the Boards of Directors of the following publicly-held companies:

     DIRECTOR                            COMPANY
     --------                            -------
Brent D. Baird       Barrister Information Systems Corporation
                     Exolon-ESK, Inc.
                     Ecology and Environment, Inc.
                     First Carolina Investors, Inc.
                     M&T Bank Corporation
                     Todd Shipyards Corporation
Richard E. Garman    M&T Bank Corporation
Henry P. Semmelhack  Barrister Information Systems Corporation
                     Comptek Research, Inc.

COMMITTEES

     The Audit Committee of the Board of Directors consists of Messrs. Semmelhack (Chairman), Colantuono and Garman. The functions performed by the Audit Committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and independent actuaries and bringing to the entire Board of Directors for review those items which the Audit Committee believes merit such review. The Audit Committee met three times during 1998.

     The Nominating Committee consists of Messrs. Garman (Chairman), Baird and Semmelhack. The Nominating Committee's function is to seek out, screen, interview and present to the entire Board of Directors qualified director candidates. Suggestions of stockholders for nominees will be considered if they are forwarded to the Nominating Committee in writing with information regarding, and a written consent of, the person suggested, in accordance with procedures set forth in the Company's By-Laws. The Nominating Committee met once during 1998 in conjunction with the full Board of Directors.

     The Compensation Committee consists of Messrs. Baird and Colantuono. The function of the Compensation Committee is to evaluate, in conjunction with the Compensation Committee of Mutual's Board of Directors, the performance of the officers of the Company and key employees of the Company's affiliates. The Compensation Committee met once during 1998 in conjunction with the full Board of Directors.

     During the fiscal year ended December 31, 1998, the full Board of Directors met seven times. Each of the directors attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which he served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock (collectively, "Insiders") to file reports with the Securities and Exchange Commission ("SEC") and the American Stock Exchange within ten days after the end of any month in which they engaged in a transaction in the Company's securities. Under rules promulgated by the SEC, Insiders are required to furnish to the Company copies of all Section 16(a) reports they file, and the Company is required to disclose any failures to file or late filings by Insiders. Based solely on the reports furnished to the Company and written representations that no other filings were required, the Company believes that all Section 16(a) reporting requirements applicable to Insiders were complied with in 1998.

MANAGEMENT AGREEMENT

     The Company is a holding company which offers property and casualty insurance through MNH. The Company and MNH operate and manage their business in conjunction with Mutual under a management agreement which was entered into in 1986 (the "Management Agreement"). The Company has operated under the Management Agreement since it commenced doing business. The Company and MNH do not have any significant operating assets and have no employees. Under the Management Agreement, Mutual provides the Company and MNH with the facilities, management and personnel required to operate their day-to-day business, including investment management. All costs incurred by Mutual with respect to underwriting expenses are shared pro rata between Mutual and MNH based upon their annual direct premiums written, and unallocated loss adjustment expenses are allocated on the basis of the number of claims outstanding each month that are attributable to each company. All of Mutual's, the Company's and MNH's common investment expenses are shared pro rata based upon the average book value of the invested assets of each company. MNH also pays Mutual an annual management fee of $50,000. The Management Agreement requires the Company and MNH to pay Mutual 110% of Mutual's costs of providing them with non-insurance related services, and requires the Company to pay Mutual an annual fee of one half of one percent (.5) of the average book value of the Company's invested assets exclusive of the Company's shares of MNH. Since the inception of the Management Agreement, Mutual has not provided the Company or MNH with any non-insurance related services. For the year ended December 31, 1998, approximately 65.2% of the aggregate expenses of the combined businesses of Mutual, MNH and the Company were allocated to MNH and the Company.

     The Management Agreement contains the following provisions that are intended to limit conflicts of interest or to resolve them on an equitable basis should they occur:

          (A) In the event that its officers submit and recommend to the Board of any company (Mutual, the Company or MNH) any business opportunity, the officers of that company shall cause the same opportunity to be presented to the Boards of each of the other companies. If two or more of the companies determine to participate, the provisions of subparagraph (B) will govern. Notwithstanding the foregoing provisions, a company need not present a business opportunity to another company in the following instances: (a) the purchase or sale on the open market of marketable securities at the market price for that issue or comparable issues; or (b) if a company proposes to purchase securities issued by it; or (c) if in the good faith judgment of the common officers such opportunity does not meet the investment policies or objectives or the underwriting or claims guidelines of the other companies or is inconsistent with the cash flow or tax situation of the other companies; or (d) if the opportunity involves property in which the investing company has an existing interest and the latter company has none.

          (B) If required by subparagraph (A), whenever two or more of the companies shall concurrently engage in a common opportunity under circumstances in which it appears likely that the price or other consideration to be paid or received will not be equal for all property to be acquired or disposed of in a single transaction, the property will be acquired or disposed of in such a manner that, as nearly as feasible, each company will participate in each transaction in proportion to the total amount of such property which its Board has determined to acquire or dispose of until each company has acquired or disposed of the total amount of that property which its Board had determined to acquire or dispose of. In the event that the Boards have not determined in advance the total amount to be acquired or disposed of or the participating companies desire in the aggregate to acquire more than is available, the participation of each company in each transaction will be proportionate to its total assets as shown on its balance sheet as at the close of its quarterly fiscal period ended on or prior to the date of that transaction, or if that balance sheet is not available, as at the close of the latest quarterly fiscal period for which a balance sheet is available. The provisions of this subparagraph may be modified with respect to a particular transaction by the Board of each company if it appears that such modification is required in the interests of fairness, but the modification must be approved by majorities of the directors of each company participating in the transaction, including a majority of the directors of each participating company who are not officers, directors or controlling persons of any other company participating in the transaction ("disinterested directors") or, in the absence of such disinterested directors, by a vote of the shareholders or policyholders of each company.

          (C) No company will sell any property or security to, or purchase any property or security from, any other company, if in the good faith judgment of the common officers the sale or purchase is a material transaction to any company a party to the sale or purchase, unless that sale or purchase is approved and determined to be fair to each company in the transaction by majorities of the directors of each company participating in the transaction, including a majority of the disinterested directors of each company or, in the absence of disinterested directors, by a vote of the shareholders or policyholders of each company.

     Any change or amendment to, or modification of, the Management Agreement must be approved by the New York Insurance Department. The Management Agreement provides that it may be terminated by any party upon five years' written notice to all of the other parties.

     On July 23, 1998, the Company and MNH gave written notice of termination to Mutual. Mutual and MNH have jointly developed and paid for all accounting, computer and insurance marketing systems used in their businesses. In the event of termination of the Management Agreement, each company has the right, at no cost, to obtain copies of all these systems, together with the right to use these systems in perpetuity.

     Mutual controls (as that term is used in the New Hampshire Insurance Law) the Company by reason of the combination of Mutual's ownership of Shares of the Company, the presence of one director of Mutual on the Company's six-person Board of Directors, and the management of the day-to-day business of the Company and MNH under the Management Agreement by officers who are also officers of Mutual.

COMPENSATION OF DIRECTORS

     Mr. Zak, who is a director and officer of the Company and MNH, is not separately compensated for his services as a director. All other directors of the Company receive an annual director's fee of $9,000, plus $500 for each meeting of the full Board of Directors and any committee meeting attended.

EXECUTIVE OFFICERS

     The following is a listing of the Company's executive officers.

                                                                      PRINCIPAL OCCUPATION
                NAME, POSITION AND                                  AND BUSINESS EXPERIENCE
              TENURE WITH THE COMPANY                AGE              FOR PAST FIVE YEARS
              -----------------------                ---            -----------------------
Richard E. Garman                                     68  See table under "Information Concerning
  Chairman of the Board                                   Directors and Nominees."
  since July 1, 1995
Brent D. Baird                                        60  See table under "Information Concerning
  Director since 1995 and                                 Directors and Nominees."
  President and Chief Executive
  Officer since July 1, 1995
Robert M. Zak                                         41  See table under "Information Concerning
  Chief Operating Officer                                 Directors and Nominees."
  since July 1, 1995, Senior
  Vice President since 1992,
  Secretary since 1990 and
  Director since 1994
Edward M. Murphy                                      48  Vice President -- Investments of the
  Vice President --                                       Company, Mutual and MNH since 1991;
  Investments and Assistant                               Assistant Vice President of Mutual and MNH
  Secretary since 1991                                    from 1989 to 1991.
Kenneth J. Wilson                                     51  Vice President, Treasurer and Chief
  Vice President,                                         Financial Officer of the Company, Mutual and
  Treasurer and Chief Financial                           MNH since December 30, 1996; President and
  Officer since December 30, 1996                         Chief Executive Officer of Carbadon Corp.
                                                          and its operating subsidiary, Empire of
                                                          America Realty Credit Corp., from December
                                                          1995 to December 1996 and Chief Financial
                                                          Officer from November 1992 to December 1996.

     There are no family relationships between any of the directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION

     Certain of the executive officers of the Company and its wholly-owned subsidiary, MNH, also serve as executive officers of Mutual as described above under "Management Agreement." Mutual pays the salaries and other benefits of these executive officers, and the Company and MNH are allocated a portion of those salaries and other benefits in accordance with the Management Agreement.

SUMMARY COMPENSATION TABLE

     The following table summarizes the Company's and MNH's share of compensation paid during the years ended December 31, 1998, 1997 and 1996 to the Company's Chief Executive Officer and all other executive officers whose total base salary and bonus from Mutual for 1998 exceeded $100,000 (the "Named Officers").

                                                                    LONG TERM
                                                                  COMPENSATION
                                              ANNUAL                 AWARDS
                                         COMPENSATION(2)      ---------------------
           NAME AND                     ------------------    SECURITIES UNDERLYING       ALL OTHER
    PRINCIPAL POSITION(1)       YEAR     SALARY     BONUS       OPTIONS/SARS (#)       COMPENSATION(3)
    ---------------------       ----    --------    ------    ---------------------    ---------------
Robert M. Zak                   1998    $155,603       -0-              -0-                $11,785
  Chief Operating Officer       1997    $131,622       -0-              -0-                $11,894
                                1996    $135,041       -0-            7,500                $ 7,239
Edward M. Murphy                1998    $ 87,712       -0-              -0-                $10,402
  Vice President                1997    $ 77,905    $5,079              -0-                $ 9,083
  Investments                   1996    $ 74,693       -0-            4,000                $ 4,895
Kenneth J. Wilson               1998    $ 95,952       -0-              -0-                $11,021
  Chief Financial Officer       1997    $ 85,712       -0-              -0-                $   120

---------------

(1) Mr. Zak became Chief Operating Officer on July 1, 1995. Richard E. Garman was appointed Chairman of the Board, and Brent D. Baird was appointed President and Chief Executive Officer, effective July 1, 1995. Neither Mr. Garman nor Mr. Baird receives any compensation for serving in these capacities.

(2) The total compensation (the sum of all columns in the summary compensation table except Options/SARs) paid to Mr. Zak by Mutual was $284,971 for 1998, $226,045 for 1997, and $217,887 for 1996. For Mr. Murphy, total compensation from Mutual was $164,298 for 1998, $145,010 for 1997 and $121,881 for 1996.
    For Mr. Wilson, total compensation from Mutual was $177,569 for 1998 and $135,188 for 1997. The Company and MNH paid 65.2% of 1998 compensation, 63.5% of 1997 compensation and 65.3% of 1996 compensation pursuant to the expense allocation provisions of the Management Agreement.

(3) Represents the Company's and MNH's share of Mutual's contributions for the Named Officer's benefit to the Merchants Mutual Insurance Company Capital Accumulation Plan.

OPTION GRANTS, EXERCISES AND YEAR END VALUE

     The Company's 1986 Stock Option Plan expired by its terms in 1996, and, therefore, there were no options granted in 1998. No options were exercised by the Named Officers in 1998. The following table summarizes information with respect to exercisable and unexercisable options held by the Named Officers as of December 31, 1998. Valuations are based upon the closing price of the Company's Shares on the American Stock Exchange on December 31, 1998 ($20.56).

                                                      NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED            IN-THE-MONEY
                                                          OPTIONS/SARS                 OPTIONS/SARS
                                                          AT FY-END(#)                 AT FY-END($)
                       NAME                         EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
                       ----                         -------------------------    -------------------------
Robert M. Zak.....................................        14,625/1,875                 $75,688/$-0-
Edward M. Murphy..................................         6,000/1,000                 $18,563/$-0-

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Mr. Zak has an employment agreement with Mutual dated as of June 1, 1994 which originally expired on May 31, 1997. During that period the term of the agreement was extended one year on each May 31 unless notice was given by Mr. Zak or Mutual prior to May 31. No such notice was given and the current expiration date is May 31, 2000. The agreement provides that Mr. Zak shall receive an annual salary of not less than $140,000. The agreement provides that if Mr. Zak is terminated by Mutual for any reason other than (i) for "good cause" or (ii) as a result of his death or "total disability" or (iii) following a "change in control" involving Mutual, the Company or MNH, he will receive a severance benefit equal to the greater of the total of his then annual salary through the end of his employment agreement or two times the aggregate annual compensation paid to him by Mutual during the calendar year preceding the date of termination. Mr. Zak's agreement also provides that in the event there is a "change in control" involving Mutual, the Company or MNH and within two years after the change in control Mr. Zak's employment is terminated by Mutual other than for "good cause" or as a result of his death or "total disability," or he declares his employment terminated for "good reason," he will be entitled to a severance benefit equal to 2.9 times the average of the aggregate annual compensation paid by Mutual to him during the previous five calendar years. These severance benefits shall be paid immediately in a lump sum discounted by an interest rate equal to the then prime rate. Mr. Murphy and Mr. Wilson do not have an employment agreement with the Company or Mutual but prior to March 1, 1999 each had an agreement with Mutual that provides that in the event there is a "change in control" involving Mutual, the Company or MNH and within two years after the change in control his employment is terminated by Mutual other than for "good cause" or as a result of his death or "total disability," or he declares his employment terminated for "good reason," he will be entitled to a severance benefit equal to one year's salary.

MUTUAL EMPLOYEE RETENTION AGREEMENTS

     As of March 1, 1999, Mutual entered into Employee Retention Agreements ("Retention Agreements") with a number of its employees, including each of the Named Officers other than Mr. Zak. Mutual has advised the Company that it has an understanding with Mr. Zak regarding the terms described below of a Retention Agreement that it intends to enter into with him. The Retention Agreements provide for a "Protection Period" that runs from March 1, 1999 through December 31, 2003, and provide benefits to the employee if there is a termination of the individual's employment with Mutual during the Protection Period for any reason other than: (1) death; (2) total disability; (3) voluntary termination by the employee; (4) termination by Mutual for "good cause" (which term includes among other things, dishonesty, fraud, breach of trust, substantial misconduct, or a material breach of covenants of confidentiality and not to compete); or (5) repeated failure of the employee to perform his or her duties or consistent failure to perform his or her duties in a manner acceptable to Mutual (hereinafter, a "Covered Termination").

     The Retention Agreements provide that if a Covered Termination occurs, then during a salary continuation period after the termination (which period will be 34 months in the case of Mr. Zak and 24 months in the case of Mr. Murphy and Mr. Wilson) the employee will be paid his or her salary, and Mutual will continue the life insurance, health and accident insurance, and disability and medical reimbursement plans (collectively, "Insurance Plans") that applied to the employee. During the salary continuation period the employee will not be considered an employee for purposes of retirement and bonus plans.

     The Retention Agreements also provide that if there is a "change in control" during the Protection Period, and within two years thereafter (1) the employee's employment is terminated by Mutual for other than "good cause," death, or total disability, or (2) the employee's employment is terminated by the employee based upon the occurrence of any of a list of material changes in the terms and conditions of his or her employment, then the employee shall be entitled to a severance benefit and continuation of his or her Insurance Plans for a number of months (34 months in the case Mr. Zak and 24 months in the case of Mr. Murphy and Mr. Wilson). The severance payment is equal to the employee's current annual base salary and three-year average incentive compensation multiplied by a factor (2.9 in the case of Mr. Zak and 2.0 in the case of Mr. Murphy and Mr. Wilson).

     Generally, a "change of control" is defined to include a change of control of any of Mutual, the Company or MNH (a "Merchants Company"), and includes: (1) any person or group (other than, a Merchants Company) obtaining 25% or more of the voting power for the election of the directors of a Merchants Company; (2) any merger or consolidation of a Merchants Company, or any sale, lease or exchange of a substantial part of the assets of a Merchants Company (other than, to a Merchants Company) which does not result in the holders of voting stock of a Merchants Company immediately prior to a merger or consolidation holding greater than 50% of the voting stock of the survivor, or in the case of a sale, lease or exchange, none of the Merchants Companies owning greater than 50% of the voting stock of the other person; or (3) during any period of two consecutive years the entire Board of Directors of any Merchants Company shall cease to constitute a majority of that Board, unless the election or nomination for election by that company's shareholders or policyholders was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     The Retention Agreements also provide that the employee will not use or disclose to any third party any confidential information or trade secrets of any Merchants Company, and provide the employee will not compete with any Merchants Company while employed by a Merchants Company or during the first 90 days of any period in which he or she is receiving salary continuation payments.

     The Retention Agreements provide that severance payments made under them shall be in lieu of any payments provided for in any prior severance agreement, employment agreement or similar agreement (a "Severance Agreement"), and that the Retention Agreements void any Severance Agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors currently consists of Messrs. Baird and Colantuono. The Compensation Committee evaluates the performance of the Company's officers and key employees of the Company's affiliates for the purpose of determining whether their compensation as set by Mutual is appropriate. Because of the structure of the Management Agreement under which Mutual provides the facilities and personnel necessary to manage the Company's day-to-day business, and certain executive officers of the Company and MNH are also executive officers of Mutual and are compensated by Mutual, decisions with respect to the salary and benefits for the officers of the Company during the past fiscal year were made by the compensation committee of Mutual and the Board of Directors of Mutual.

     Generally, the Compensation Committee and the Board of Directors of Mutual have conferred with the President of the Company prior to making their determinations concerning compensation of their employees who are officers of the Company.

     By letter dated October 26, 1998, the Chairman of the Compensation Committee of Mutual advised the President of the Company that the Board of Mutual had accepted the recommendation of Mutual's Compensation Committee to put in place the Retention Agreements described above, but asked for the benefit of the Company's review before it proceeded. The President of the Company responded by letter dated October 30, 1998 that is was opposed to Mutual entering into the agreements, that the benefits proposed were excessive both as to amounts and numbers of officers to receive benefits, that Mutual and its Board were in a position of apparent conflicts of interest in seeking to take steps to make the Company and MNH less attractive to other potential buyers while at the same time Mutual might be seeking to purchase a larger stake in the Company, that Mutual should be on notice that any costs associated with the Retention Agreements are not expenses for which the Company and MNH have a proportionate responsibility under the Management Agreement, and that the Company and MNH would not pay any of the costs of the Retention Agreements.

     During the period from October 1998 through February 1999, the Compensation Committee and the Board of Directors of Mutual exchanged a number of communications with the President of the Company regarding the Retention Agreements. Generally, the communications by the representatives of Mutual maintained that the Retention Agreements were necessary to maintain an effective group of employees in light of the five-year notice of termination of the Management Agreement that had been given by the Company. Generally, the communications by the President of the Company strongly opposed the imposition of the Retention Agreements for the reasons described above, affirmed his belief that the termination notice did not create a need for the Retention Agreements, and stated that, if adopted, the Company and MNH would not be responsible for expenses under the agreements. By letter dated February 26, 1999, the representatives of Mutual advised the Company that they had adopted the Retention Agreements.

     Submitted by the Compensation Committee of the Company's Board of
Directors:

                                            Brent D. Baird
                                            Frank J. Colantuono

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or portions thereof into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, Brent D. Baird and Frank J. Colantuono served on the Company's Compensation Committee. There are no "compensation committee interlocks" which the SEC regulations would require to be disclosed in this Proxy Statement. As stated in note (1) to the Summary Compensation Table above, Mr. Baird, who is a member of the Compensation Committee, serves as the Company's President and Chief Executive Officer but does not receive any compensation for serving in those capacities. There is no other "insider participation" which the SEC regulations would require to be disclosed in this Proxy Statement.

PERFORMANCE COMPARISON

     Set forth below is a line graph comparing the yearly percentage change in cumulative total stockholder return on the Company's Shares with the cumulative total return on the Standard & Poor's 500 and the NASDAQ Insurance Stock indices for the five year period beginning January 1, 1994 and ending December 31, 1998.

                                                                                                       NASDAQ
                                                                                                      Insurance
                                              The Company                   S&P 500                    Stocks
                                              -----------                   -------                   ---------
1993                                            100.00                      100.00                      100.00
1994                                             97.28                      101.32                       94.11
1995                                            115.53                      139.52                      133.71
1996                                            121.72                      170.31                      155.74
1997                                            141.32                      227.12                      195.66
1998                                            138.00                      292.04                      199.95

                              CERTAIN TRANSACTIONS

     Mutual provides facilities, employees and all services required to conduct the business of the Company and MNH. See "Management Agreement."

     Effective January 1, 1993, Mutual and MNH entered into a quota share reinsurance agreement under which MNH assumed 10% of Mutual's direct voluntary written premiums and related losses in exchange for a reinsurance commission of 35%. The agreement also provides for MNH to pay a contingent commission to Mutual equal to any underwriting profit on the premiums assumed. The agreement may be terminated by either party effective as of any January 1, with the prior approval of the New York Superintendent of Insurance, upon six months' notice to the other party. In addition, the agreement may be terminated by MNH at any time if any amount payable to MNH by Mutual becomes more than 90 days overdue or if there is a change in control of Mutual approved by the New York Superintendent of Insurance. The agreement allows Mutual to reduce its cessions to MNH for any calendar year. Mutual did not cede any premiums to MNH in 1998 under this agreement, and in December 1998, Mutual notified MNH that it was not terminating the agreement but was exercising its right under the agreement to eliminate all cessions of its voluntary direct written premium to MNH for calendar year 1999, while retaining the right to resume such cessions, up to the 10% level, for subsequent years.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has not yet appointed a firm to act as auditors for the fiscal year ending December 31, 1999. PricewaterhouseCoopers LLP has audited the accounts of the Company since the Company's formation in 1986. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals must be received at the Company's offices no later than December 3, 1999 in order to be considered for inclusion in the Company's proxy materials for the 2000 Annual Meeting.

                                 OTHER MATTERS

     So far as the Management is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the Shares to which the proxy relates in accordance with their best judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            ROBERT M. ZAK
                                            Senior Vice President and
                                            Chief Operating Officer

Buffalo, New York

                             MERCHANTS GROUP, INC.
                                250 MAIN STREET
                            BUFFALO, NEW YORK 14202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints BRENT D. BAIRD and ROBERT M. ZAK, and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, $.01 par value, of Merchants Group, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 5, 1999, at 250 Main Street, Buffalo, New York, at 9:00 a.m., Buffalo time, or any adjournments thereof, and directs that the shares represented by this Proxy shall be voted as indicated:

1.  ELECTION OF DIRECTORS

                                                                           WITHHOLD AUTHORITY
      FOR all nominees                                                     to vote for each nominee listed
      (except as marked to the contrary below)  [ ]                        below  [ ]

                   Andrew A. Alberti and Frank J. Colantuono

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list above.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

                                                    Dated................., 1999

                                                    ............................

                                                    ............................

                                                     (Signature of Stockholder)

                                                    Please date and sign name
                                                    exactly as name appears and
                                                    return this Proxy promptly
                                                    in the enclosed envelope,
                                                    which requires no postage if
                                                    mailed in the United States.